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                                                                   Exhibit 10.17


                        AIRCRAFT TIME SHARING AGREEMENT
                        -------------------------------

                  THIS AIRCRAFT TIME SHARING AGREEMENT is made and entered into this day of July 1, 2000, by and between STEELCASE INC., a corporation organized and existing under the laws of the State of Michigan ("TIMESHAROR"), and James
P. Hackett, an individual of Grand Rapids, Michigan, Individually
("TIMESHAREE").

                                   WITNESSETH:

                  WHEREAS, TIMESHAROR is the owner and operator of one FALCON 2000 aircraft bearing Federal Aviation Administration (FAA) Registration No. N376SC and Manufacturer's Serial No. 024 (herein referred to as the "Aircraft"); and

                  WHEREAS, TIMESHAREE desires use of the Aircraft; and

                  WHEREAS, TIMESHAROR desires to make the Aircraft available to TIMESHAREE for the above operations on a time sharing basis in accordance with ss. 91.501 of the Federal Aviation Regulations ("FARs").

                  NOW THEREFORE, in consideration of the mutual covenants herein set forth, the parties agree as follows:

                  1. Provision of Aircraft. TIMESHAROR agrees to provide the Aircraft to TIMESHAREE on a time sharing basis in accordance with the provisions of Sections 91.501(b)(6), 91.501(c)(1) and 91.501(d) of the FARs for the period commencing upon execution of this Agreement and terminating on March 31, 2001 unless earlier terminated pursuant to Paragraph 15 below or by mutual agreement of the parties.

                  2. Reimbursement of Expenses. For each flight conducted under this Agreement, TIMESHAREE shall pay TIMESHAROR the sum of the expenses of operating such flight to the extent prescribed by FAR 91.501(d) i.e. the sum of the expenses set forth in subparagraphs (a)-(j) below:

                  (a)  fuel, oil, lubricants and other additives;
                  (b) travel expenses of the crew, including food, lodging and ground transportation;
                  (c) hangar and tie-down costs away from the Aircraft's base of operation;
                  (d)  insurance obtained for the specific flight;
                  (e)  landing fees, airport taxes and similar assessments;
                  (f) customs, foreign permit and similar fees directly related to the flight;
                  (g)  in-flight food and beverages;
                  (h)  passenger ground transportation;
                  (i)  flight planning and weather contract services; and
                  (j) an additional charge equal to one hundred percent (100%) of the expenses listed in subparagraphs (a) above.

                  3. Invoicing and Payment. All payments to be made to TIMESHAROR by TIMESHAREE hereunder shall be paid in the manner set forth in this Paragraph 3. TIMESHAROR will pay to suppliers, employees, contractors and government entities all expenses related to the operations of the Aircraft hereunder in the ordinary course. As to each flight operated hereunder, TIMESHAROR shall provide to TIMESHAREE an invoice for the charges specified in Paragraph 2 of this Agreement (plus domestic or international air transportation excise taxes, as applicable, imposed by the Internal Revenue Code and collected by TIMESHAROR), such invoice to be issued within thirty (30) days after the completion of each such flight. TIMESHAREE shall pay

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TIMESHAROR the full amount of such invoice within thirty (30) days of the date of the invoice. In the event TIMESHAROR has not received a supplier invoice for reimbursable charges relating to such flight prior to such invoicing, TIMESHAROR shall issue a supplemental invoice for such charges to TIMESHAREE within thirty
(30) days of the date of receipt of the supplier invoice and TIMESHAREE shall pay such supplemental invoice amount within thirty (30) days of the date thereof. All such invoices shall separately itemize the expenses in items (a) through (j) for each flight included in that invoice. Delinquent payments to TIMESHAROR by TIMESHAREE hereunder shall bear interest at the rate of ten percent (10%) per annum from the due date until the date of payment. TIMESHAREE shall further pay all costs incurred by TIMESHAROR in collecting any amounts due from TIMESHAREE pursuant to the provisions of this Paragraph 3 after delinquency, including court costs and reasonably attorneys' fees.

                  4. Flight Requests. TIMESHAREE will provide TIMESHAROR with flight requests and proposed flight schedules as far in advance as possible, and in any case at least twenty-four (24) hours in advance of TIMESHAREE's desired departure. Flight requests shall be in a form, whether oral or written, mutually convenient to and agreed upon by the parties. In addition to proposed schedules and departure times, TIMESHAREE shall provide at least the following information for each proposed flight reasonably in advance of the desired departure time as required by TIMESHAROR or its flight crew.

                  (a)  departure point;
                  (b)  destination;
                  (c)  date and time of flight;
                  (d)  number and identity of anticipated passengers;
                  (e)  nature and extent of luggage and/or cargo to be carried;
                  (f)  date and time of return flight, if any, and
                  (g) any other information concerning the proposed flight that may be pertinent to or reasonably required by TIMESHAROR or its flight crew.

                  5. Aircraft Scheduling. TIMESHAROR shall have final authority over all scheduling of the Aircraft, provided, however, that TIMESHAROR will use reasonable efforts to accommodate TIMESHAREE's requests.

                  6. Aircraft Maintenance. TIMESHAROR shall be solely responsible for securing scheduled and unscheduled maintenance, preventive maintenance and required or otherwise necessary inspections of the Aircraft and shall take such requirements into account in scheduling the operation of the Aircraft. Performance of maintenance, preventive maintenance or inspection shall not be delayed or postponed due to any scheduled operation of the Aircraft unless such maintenance or inspection can safely be conducted at a later time in compliance with the sound discretion of the pilot-in-command.

                  7. Flight Crew. TIMESHAROR shall employ, pay for and provide a qualified flight crew for all flight operations under this Agreement.

                  8. Operational Authority and Control. TIMESHAROR shall be responsible for the physical and technical operation of the Aircraft and the safe performance of all flights and shall retain full authority and control, including exclusive operational control, and possession of the Aircraft at all times during the term of this Agreement. In accordance with applicable FARs, the qualified flight crew provided by TIMESHAROR will exercise all required and/or appropriate duties and responsibilities in regard to the safety of each flight conducted hereunder. The pilot-in-command shall have absolute discretion in all matters concerning the preparation of the Aircraft for flight and the flight itself, the load carried and its distribution, the decision whether or not a flight shall be undertaken, the route to be flown, the place where landings shall be made and all other matters relating to operation of the Aircraft. TIMESHAREE specifically agrees that the flight crew shall have final and complete authority to delay or cancel any flight for any reason or condition which, in sole judgment of the pilot-in-command, could compromise the safety of the flight and to take any other action which, in the sole judgment of the pilot-in-command, is necessitated by considerations of safety. No such action of the pilot-in-command shall create or

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support any liability to TIMESHAREE or any other person for loss, injury, damages or delay. The parties further agree that TIMESHAROR shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement which such failure is caused by government regulation or authority, mechanical difficulty or breakdown, war, civil commotion, strikes or labor disputes, weather conditions, acts of God or other circumstances beyond TIMESHAROR's reasonable control.

                  9. Insurance.

                  (a) TIMESHAROR will maintain or cause to be maintained in full force and effect, throughout the term of this Agreement, aircraft liability insurance in respect to the Aircraft, naming TIMESHAREE as an additional insured, in an amount at least equal to $6,000,000 combined single limit for bodily injury to or death of persons (including passengers) and property damage liability. Such insurance shall include: (i) provision for thirty (30) days' prior written notice to TIMESHAREE before any lapse, alteration, termination or cancellation of insurance shall be effective as to TIMESHAREE; (ii) provisions whereby the insurer(s) irrevocably and unconditionally waive all rights of subrogation which they may have or acquire against TIMESHAREE; and (iii) a cross-liability clause to the effect that such insurance, except for the limits of liability, shall operate to give TIMESHAREE the same protection as if there were a separate policy issued to him.

                  (b) TIMESHAROR shall use its reasonable best efforts to procure such additional insurance coverage as TIMESHAREE may reasonably request naming TIMESHAREE as an insured; provided, that the costs of such additional insurance shall be borne by TIMESHAREE pursuant to Paragraph 2(d) hereof.

                  10. Warranties. TIMESHAREE warrants that:

                  (a) he will use the Aircraft under this Agreement for his personal or business use, including the carriage of his guests and will not use the Aircraft for purposes of providing transportation of passengers or cargo in air commerce for compensation or hire as an air carrier or commercial operator;

                  (b) he will not permit any lien, security interest or other charge or encumbrance to attach against the Aircraft as a result of his actions or inactions and shall not convey, mortgage, assign, lease or in any way alienate the Aircraft or TIMESHAROR's rights hereunder; and

                  (c) during the terms of this Agreement, he will abide by and conform to all laws, orders, rules and regulations as are, from time to time, in effect and which relate in any way to the operation or use of the Aircraft under a time sharing arrangement.

                  11. Based of Operations. For purposes of this Agreement, the base of operation of the Aircraft is Grand Rapids, Gerald R. Ford International Airport; provided, that such base may be changed permanently upon notice from TIMESHAROR to TIMESHAREE.

                  12. Notices and Communications. All notices, requests, demands and other communications required or desired to be given hereunder shall be in writing (except as

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permitted pursuant to Paragraph 4) and shall be deemed to be given: (i) if personally delivered, upon such delivery; (ii) if mailed by certified mail, return receipt requested, postage pre-paid, addressed as follows (to the extent applicable for mailing), upon the earlier to occur of actual receipt, refusal to accept receipt or three (e) days after such mailing; (iii) if sent by regularly scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement, satisfactory with such carrier, made for the payment of such fees, addressed (to the extent applicable for overnight delivery) as follows, upon the earlier to occur of actual receipt or the next "Business Day" (as hereafter defined) after being sent by such delivery; or (iv) upon actual receipt when sent by fax, mailgram, telegram or telex:

                  If to TIMESHAROR:

                           STEELCASE INC. CORPORATE AVIATION
                           5446 44th St.
                           Grand Rapids, MI 49508

                           Copy:  Legal Services
                                  P.O. Box 1967
                                  Grand Rapids, MI 49501



                  If to TIMESHAREE:

                           James P. Hackett

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Notices given by other means shall be deemed to be given only upon actual receipt. Addresses may be changed by written notice given as provided herein and signed by the party giving the notice.

                  13. Further Acts. TIMESHAROR and TIMESHAREE shall from time to time perform such other and further acts and execute such other and further instruments as may be required by law or may be reasonably necessary to: (i) carry out the intent and purpose of this Agreement; and (ii) establish, maintain and protect the respective rights and remedies of the other party.

                  14. Successors and Assigns. Neither this Agreement nor either party's interest herein shall be assignable by either party without the written consent of the other party thereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives and successors.

                  15. Termination. Either party may terminate this Agreement for any reason upon written notice to the other, such termination to become effective ten (10) days from the date of the notice; provided that this Agreement may be terminated on such shorter notice as may be required to comply with applicable laws, regulations or insurance requirements.

                  16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without regard to any conflicts of law provisions or principles to the contrary. The parties hereby consent and agree to the non-exclusive jurisdiction and to the venue of any state or federal court for any geographic area in any proceedings hereunder and hereby waive any objection to any such proceedings based on improper venue or forum non conveniens. The parties hereby further consent and agree to the exercise of such personal jurisdiction over them by such courts with respect to any such proceedings, waive any objection to the assertion or exercise of such jurisdiction and consent to process being served in any such proceedings in the manner provided for the giving of notices in Paragraph 12.

                  17. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions shall not be affected or impaired.

                  18. Amendment or Modification. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and its not intended to confer upon any person or entity any rights or remedies hereunder which are not expressly granted herein. This Agreement may be amended or supplemented only by a writing signed by the party against whom such amendment or supplement is sought to be enforced.

                  19. TRUTH IN LEASING STATEMENT PURSUANT TO SECTION 91.23 OF THE FEDERAL AVIATION REGULATIONS.

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                  (a) TIMESHAROR CERTIFIES THAT THE AIRCRAFT HAS BEEN INSPECTED
AND MAINTAINED WITHIN THE 12-MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT IN ACCORDANCE WITH THE PROVISIONS OF PART 91 OF THE FEDERAL AVIATION REGULATIONS AND THAT ALL APPLICABLE REQUIREMENTS FOR THE AIRCRAFT'S MAINTENANCE AND INSPECTION THEREUNDER HAVE BEEN MET AND ARE VALID FOR THE OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.

                  (b) TIMESHAROR, WHOSE ADDRESS APPEARS IN PARAGRAPH 12 ABOVE AND WHOSE AUTHORIZED SIGNATURE APPEARS BELOW, AGREES, CERTIFIES AND ACKNOWLEDGES THAT WHENEVER THE AIRCRAFT IS OPERATED UNDER THIS AGREEMENT, TIMESHAROR SHALL BE KNOWN AS, CONSIDERED AND SHALL IN FACT BE THE OPERATOR OF THE AIRCRAFT AND THAT TIMESHAROR UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

TIMESHAROR

By: /s/ Glenn Jones
   ----------------------
Name:  Glenn Jones
Title: Director of Corporate Aviation

                  (c) THE PARTIES UNDERSTAND THAT AN EXPLANATION OF FACTORS AND PERTINENT FEDERAL AVIATION REGULATIONS BEARING ON OPERATIONAL CONTROL CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE. TIMESHAROR FURTHER CERTIFIES THAT IT WILL SEND, OR CAUSE TO BE SENT, A TRUE COPY OF THIS AGREEMENT TO, FEDERAL AVIATION ADMINISTRATION, AIRCRAFT REGISTRATIONS BRANCH, ATTN. TECHNICAL SECTION, P.O. BOX 25724, OKLAHOMA CITY, OKLAHOMA 73125, WITHIN 24 HOURS AFTER ITS EXECUTION, AS REQUIRED BY SECTION 91.23(c)(1) OF THE FEDERAL AVIATION REGULATIONS.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written. The persons signing below warrant their authority to sign.

TIMESHAROR                                  TIMESHAREE:

By:   /s/ Glenn Jones                    /s/ James P. Hackett
    ------------------------------       ----------------------------------

Name:     Glenn Jones                       July 8, 2000
       ---------------------------      -----------------------------------

Title:    Director of Aviation
       ---------------------------



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